Exhibit 99.1
FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals’ Contacts:
Media: Teri Dahlman 617-995-9905
Investors: Amy Sullivan 617-995-9838
IDENIX ANNOUNCES LICENSING OF VALOPICITABINE (NM283) BY NOVARTIS
~Potential License Fees and Regulatory Milestone Payments Total Up to $525 Million~
Cambridge, MA; March 29 2006 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases, announced today that Novartis has exercised its option to license valopicitabine (NM283). Valopicitabine, an oral antiviral, is Idenix’s lead compound in development for the treatment of hepatitis C, a condition estimated to affect more than 170 million people worldwide and a major cause of liver disease.
“This is a very significant event for Idenix given the development program planned for valopicitabine,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix Pharmaceuticals, Inc. “Our collaboration with Novartis contributes additional clinical, regulatory and marketing expertise to these efforts, as well as funding for this development program.”
Under the terms of the agreement, Idenix may receive up to $70 million in license fees, of which $25 million is payable to Idenix in conjunction with the option exercise. The remaining $45 million in license fees is payable to Idenix by Novartis upon the advancement of valopicitabine into phase III clinical trials in treatment-naïve and treatment-refractory patients in the United States. In addition, Idenix may receive up to $455 million in milestone payments upon achievement of regulatory filings and marketing authorization approvals of valopicitabine in the United States, Europe and Japan.
Expenses associated with the development of valopicitabine incurred by Idenix subsequent to the date of license will be reimbursed by Novartis. If successfully developed, Idenix and Novartis will co-promote valopicitabine in the United States and each of the five major European markets (United Kingdom, Spain, France, Italy and Germany). Novartis will have exclusive rights to market and promote valopicitabine in the rest of the world.
More About Valopicitabine
Valopicitabine is an investigational compound for the treatment of hepatitis C that is being evaluated in ongoing clinical trials. Valopicitabine blocks hepatitis C virus (HCV) replication by specifically inhibiting the HCV RNA polymerase. In initial clinical trials, valopicitabine, administered orally once a day, was shown to reduce HCV viremia in patients infected with the genotype 1 strain of HCV. The ongoing phase IIb clinical trials are evaluating the combination of valopicitabine and pegylated interferon in hepatitis C patients who previously failed to respond to antiviral treatment, as well as in patients who have not yet been treated for hepatitis C. Valopicitabine has dose-related gastrointestinal (GI) side effects, which are more common at higher dosing levels (e.g., 800 mg/day). The GI side effects are typically mild-to-moderate, are transient in most patients, and are less common at lower dosing levels (200 to 400 mg/day). As a result of this observation, Idenix has recently modified its phase IIb clinical trials to reduce valopicitabine dosing levels from 800 mg/day to 200 mg/day or 400 mg/day.
About Hepatitis C
Hepatitis C is an infectious liver disease caused by the hepatitis C virus. Chronic HCV infection inflames the liver, causing progressive liver damage that can lead to cirrhosis (liver scarring), hepatocellular carcinoma (liver cancer), liver failure and death. Hepatitis C is a severe and progressive disease, with 70% to 85% of patients infected with HCV developing chronic infection, and of whom 20% to 30% develop cirrhosis. Worldwide, the World Health Organization estimates that 170 million individuals carry chronic HCV infection, with 3 to 4 million new infections each year.
HCV infection is the most common chronic blood-borne infection in the United States. The Centers for Disease Control and Prevention estimates that 4 million Americans have been infected with HCV, and 2.7 million of these carry chronic HCV infections. Hepatitis C related liver failure is the most common indication for liver transplantation in the United States. As the prevalence of severe liver disease attributable to hepatitis C rises, deaths due to complications from hepatitis C infection, currently 8,000 to 10,000 per year in the United States, are increasing and are expected to triple by 2010.
Idenix/Novartis Collaboration
Idenix is developing its hepatitis B product candidates, telbivudine and valtorcitabine, in collaboration with Novartis Pharma AG under a development and commercialization arrangement established in May 2003. As a result of today’s decision by Novartis, the parties will also collaborate with respect to the development of valopicitabine. The collaboration arrangement further provides that Novartis and Idenix will co-promote in the United States, France, Germany, Italy, Spain and the United Kingdom those product candidates that are approved for marketing, which Novartis has licensed, which now include telbivudine and valtorcitabine for the treatment of hepatitis B and valopicitabine for the treatment of hepatitis C. Novartis holds the exclusive license to these product candidates in the rest of the world.
About Idenix
Idenix Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by hepatitis B virus, hepatitis C virus and human immunodeficiency virus (HIV). Idenix’s headquarters are located in Cambridge, Massachusetts and it has drug discovery and development operations in Montpellier, France and drug discovery operations in Cagliari, Italy. For further information about Idenix, please refer to http://www.idenix.com.
About Novartis
Novartis (NYSE: NVS) is a world leader in offering medicines to protect health, treat disease and improve well-being. Novartis’ goal is to discover, develop and successfully market innovative products to treat patients, ease suffering and enhance the quality of life. Novartis is the only company with leadership positions in both patented and generic pharmaceuticals. Novartis is strengthening its medicine-based portfolio, which is focused on strategic growth platforms in innovation-driven pharmaceuticals, high-quality and low-cost generics and leading self-medication OTC brands. In 2005, the Group’s businesses achieved net sales of USD 32.2 billion and net income of USD 6.1 billion. Approximately USD 4.8 billion was invested in R&D. Headquartered in Basel, Switzerland, Novartis Group companies employ approximately 91,000 people and operate in over 140 countries around the world. For more information, please visit http://www.novartis.com.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “planned for,” “may,” “if successfully developed,” “will” or similar expressions or by express or implied discussions regarding the ongoing and planned clinical trial development of valopicitabine, regarding potential future marketing approvals for valopicitabine or potential future sales of valopicitabine. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that valopicitabine will successfully complete phase IIb clinical evaluation in both or either patient population in which it is currently being evaluated or that valopicitabine will proceed to phase III clinical trials in any patient population or that all valopicitabine license fees will be paid. Neither can there be any guarantees that valopicitabine will be approved by regulatory authorities in any markets or that the company will earn any revenues from valopicitabine. In particular, management’s expectations may be affected by the results of clinical trials, including additional data relating to the ongoing phase IIb clinical trials and other clinical trials evaluating valopicitabine; unexpected regulatory actions or delays or government regulation generally; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for valopicitabine. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2005 and filed with the Securities and Exchange Commission and other filings that the company makes with the Securities and Exchange Commission.
All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.
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